As filed with the Securities and Exchange Commission on
                                October 25, 2004
                                                      Registration No. 333-96061
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                         POST-EFFECTIVE AMENDMENT No. 6
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                 --------------

                      Internet Architecture HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

                Delaware                                  6211                               13-5674085
      (State of other jurisdiction            (Primary Standard Industrial                (I.R.S. Employer
    of incorporation or organization)          Classification Code Number)             Identification Number)

                                 --------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                                   Copies to:

                    Judith Witterschein, Esq.                                    Andrew B. Janszky, Esq.
                       Corporate Secretary                                       Shearman & Sterling LLP
        Merrill Lynch, Pierce, Fenner & Smith Incorporated                        599 Lexington Avenue
                         250 Vesey Street                                       New York, New York 10022
                     New York, New York 10281                                        (212) 818-4000
                          (212) 449-1000

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

          If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. | |

================================================================================

PROSPECTUS




                                   [GRAPHICS]




                        1,000,000,000 Depositary Receipts
                      Internet Architecture HOLDRS(SM) Trust

          The Internet Architecture HOLDRS(SM) Trust issues Depositary Receipts called Internet Architecture HOLDRS(SM) representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, develop and market computer hardware, Internet hardware and other related products designed to enhance the speed and efficiency of connections within and to the Internet, connections within a company's internal networks and end user access to networks. The Bank of New York is the trustee. You only may acquire, hold or transfer Internet Architecture HOLDRS in a round-lot amount of 100 Internet Architecture HOLDRS or round-lot multiples. Internet Architecture HOLDRS are separate from the underlying deposited common stocks that are represented by the Internet Architecture HOLDRS. For a list of the names and the number of shares of the companies that make up an Internet Architecture HOLDR, see "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS" starting on page 11. The Internet Architecture(SM) HOLDRS trust issues Internet Architecture HOLDRS on a continuous basis.

          Investing in Internet Architecture HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

          Internet Architecture HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Internet Architecture HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

          The Internet Architecture HOLDRS are listed on the American Stock Exchange under the symbol "IAH." On October 20, 2004 the last reported sale price of the Internet Architecture HOLDRS on the American Stock Exchange was $33.00.

                                 ---------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                The date of this prospectus is October 25, 2004.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

Summary........................................................................3
Risk Factors...................................................................4
Highlights of Internet Architecture HOLDRS....................................11
The Trust.....................................................................19
Description of Internet Architecture Holdrs...................................19
Description of the Underlying Securities......................................20
United States Federal Income Tax Consequences.................................26
ERISA Considerations..........................................................31
Plan Of Distribution..........................................................31
Legal Matters.................................................................31
Where You Can Find More Information...........................................32

                                 ---------------

          This prospectus contains information you should consider when making your investment decision. With respect to information about Internet Architecture HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Internet Architecture HOLDRS in any jurisdiction where the offer or sale is not permitted.

          The Internet Architecture HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Internet Architecture HOLDRS or of the underlying securities through an investment in the Internet Architecture HOLDRS.

                                     SUMMARY

          The Internet Architecture HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Internet Architecture HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

          The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the Internet architecture business. Companies involved in the Internet architecture business are companies that, among other things, design, develop and market computer, Internet hardware and other related products designed to enhance the speed and efficiency of connections within and to the Internet, connections within a company's internal networks and end user access to networks. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Internet Architecture HOLDRS is specified under "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS." This group of common stocks, and the securities of any company that may be added to the Internet Architecture HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 20 companies included in the Internet Architecture HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Internet Architecture HOLDRS are separate from the underlying common stocks that are represented by the Internet Architecture HOLDRS. On October 20, 2004 there were 2,118,900 Internet Architecture HOLDRS outstanding.

                                  Risk Factors

          An investment in Internet Architecture HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Internet Architecture HOLDRS, including the risks associated with a concentrated investment in the Internet architecture business.

General Risk Factors

          o Loss of investment. Because the value of Internet Architecture HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Internet Architecture HOLDRS if the underlying securities decline in value.

          o Discount trading price. Internet Architecture HOLDRS may trade at a discount to the aggregate value of the underlying securities.

          o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Internet Architecture HOLDRS or other corporate events, such as mergers, an Internet Architecture HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Internet Architecture HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

          o Not necessarily representative of the Internet architecture business. At the time of the initial offering, the companies included in the Internet Architecture HOLDRS were generally considered to be involved in various aspects of the Internet architecture business, however, the market price of the underlying securities and the Internet Architecture HOLDRS may not necessarily follow the price movements of the entire Internet architecture business. If the underlying securities decline in value, your investment in the Internet Architecture HOLDRS will decline in value, even if common stock prices of companies involved in the Internet architecture business generally increase in value. In addition, since the time of the initial offering, the companies included in the Internet Architecture HOLDRS may not be involved in the Internet architecture business. In this case, the Internet Architecture HOLDRS may not consist of securities issued only by companies involved in the Internet architecture business.

          o Not necessarily comprised of solely Internet architecture companies. As a result of distributions of securities by companies included in the Internet Architecture HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Internet Architecture HOLDRS and that are not involved in the Internet architecture segment of the Internet industry may be included in the Internet Architecture HOLDRS. The securities of a new company will only be distributed from the Internet Architecture HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Internet Architecture HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Internet Architecture HOLDRS provides no assurance that each new company included in the Internet Architecture HOLDRS will be involved in the Internet architecture segment of the Internet industry. Currently, the underlying securities included in the Internet Architecture HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Internet Architecture HOLDRS yet not be involved in the Internet architecture segment of the Internet industry. In addition the GICS sector classifications of securities included in the Internet Architecture HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Internet Architecture HOLDRS, which may also result in the inclusion in the Internet Architecture HOLDRS of the securities of a new company that is not involved in the Internet architecture segment of the Internet industry.

          o No investigation of underlying securities. The underlying securities initially included in the Internet Architecture HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the Internet architecture business, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Internet Architecture HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

          o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Internet Architecture HOLDRS may not necessarily be a diversified investment in the Internet architecture business. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Internet Architecture HOLDRS, may also reduce diversification. Internet Architecture HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

          o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Internet Architecture HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Internet Architecture HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Internet Architecture HOLDRS will involve payment of a cancellation fee to the trustee.

          o Trading halts. Trading in Internet Architecture HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Internet Architecture HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Internet Architecture HOLDRS, you will not be able to trade Internet Architecture HOLDRS and you will only be able to trade the underlying securities if you cancel your Internet Architecture HOLDRS and receive each of the underlying securities.

          o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Internet Architecture HOLDRS. If the Internet Architecture HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Internet Architecture HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Architecture HOLDRS are delisted. There are currently 20 companies whose securities are included in the Internet Architecture HOLDRS.

          o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Internet Architecture HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

          o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distribution paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Internet Architecture HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Internet Architecture
Business

          o The stock prices of companies involved in the Internet architecture business have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Internet Architecture HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of Internet architecture companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

               o    general market fluctuations;

               o actual or anticipated variations in companies' quarterly operating results;

               o announcements of technological innovations by competitors of the companies included in the Internet Architecture HOLDRS;

               o    changes in financial estimates by securities analysts;

               o    conditions or trends in Internet online service companies;

               o    conditions or trends in online securities trading;

               o changes in the market valuations of the Internet or online service companies;

               o    developments in Internet regulations;

               o legal or regulatory developments affecting companies included in the Internet Architecture HOLDRS or in the Internet architecture business;

               o announcements by Internet architecture companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

               o    unscheduled system downtime;

               o    additions or departures of key personnel;

               o sales of Internet architecture companies' common stock or other securities in the open market; and

               o    difficulty in obtaining additional financing.

               In addition, the trading prices of Internet architecture stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet architecture stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of Internet or e-commerce companies, generally, could depress the stock prices of an Internet architecture company regardless of Internet architecture companies' results. The sharp decline in the market price of many Internet-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of Internet architecture stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of Internet stocks. Current economic conditions have adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These economic conditions could have a material adverse effect on the financial condition and results of operations of companies whose common stocks are included in Internet Architecture HOLDRS.

               As a result of fluctuations in the trading prices of the companies included in the Internet Architecture HOLDRS, the trading price of an Internet Architecture HOLDR has fluctuated significantly. The initial offering price of an Internet Architecture HOLDR on February 24, 2000 was $94.91 and during 2003 the price of an Internet Architecture HOLDR reached a high of $36.26 and a low of $24.89.

          o Companies whose securities are included in the Internet Architecture HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Internet Architecture HOLDRS. Companies whose securities are included in Internet Architecture HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Internet Architecture HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or terminate their operations completely. Any of these actions may reduce the market price of stocks in the Internet architecture business.

          o Internet companies depend on continued growth and acceptance of the Internet as medium for online commerce and communication. Future revenues and any future profits of many Internet architecture companies depend upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services. Recently, many of the companies whose common stocks are included in the Internet Architecture HOLDRS have been adversely affected by the general economic slowdown and an abrupt decline in demand for Internet architecture products and services. This has had a significant negative impact on the market price of Internet Architecture HOLDRS A continuation of the current economic downturn may cause consumers to turn away from or fail to accept the Internet, which may continue to depress the market price of Internet Architecture HOLDRS. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. Internet companies rely on consumers who have previously used traditional means of commerce to exchange information and to purchase goods and services. For many Internet architecture companies to grow, customers must continue to accept and use new ways of conducting business and exchanging information on the Internet.

          o Internet architecture companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are worsened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet Architecture companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their businesses. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The online commerce market, particularly over the Internet, is new, rapidly evolving and intensely competitive, and this competition is expected to intensify in the future. Barriers to entry are minimal, and companies can launch new sites and services at a relatively low cost.

          o The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by Internet architecture companies. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. The success of many Internet architecture companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their hardware and software products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their product obsolete. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt the existing products offered by Internet architecture companies. Many Internet architecture companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

          o New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many Internet architecture companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. In addition, many Internet architecture companies develop products which interact with or incorporate telecommunications infrastructure which may be subject to regulation by the Federal Communications Commission. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of Internet architecture companies.

          o Some of the companies involved in the Internet architecture business are also engaged in other lines of business unrelated to Internet architecture, and they may experience problems with these lines of business which could adversely affect their operating results. Several of the companies which comprise the Internet Architecture HOLDRS have lines of business that do not relate to Internet architecture and which may present additional risks not mentioned in this prospectus. The operating results of Internet architecture companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. There can be no assurance that, despite a company's possible success in the Internet architecture business, the other lines of business in which these companies are engaged will not have an adverse effect on the company's business or financial conditions.

          o The international operations of many Internet architecture companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many Internet architecture companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

               o    general economic, social and political conditions;

               o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

               o differing tax rates, tariffs, exchange controls or other similar restrictions;

               o    currency fluctuations; and

               o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

          o Many Internet architecture companies rely on a single supplier or a limited number of suppliers for the components used in their products and if quality components are not delivered on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many Internet architecture companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties' supply or manufacturing would adversely affect an Internet architecture company's ability to deliver its products and meet customer needs. There can be no assurance that Internet architecture companies will not encounter problems with suppliers, which may harm their reputation and adversely affect their operations and financial condition.

          o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many Internet architecture companies are active acquirers of other companies as part of their business plans. There can be no assurance that Internet architecture companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that Internet architecture companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, Internet architecture companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

          o Unanticipated high inventory levels could increase the costs of many Internet architecture companies. Many Internet architecture companies maintain medium to high levels of inventory and a decrease in market demand or an increase in supply, among other factors, could result in higher inventory levels which could adversely affect the profitability of these Internet architecture companies.

          o Many Internet architecture companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many Internet architecture companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these Internet architecture companies will be able to continue to attract and retain qualified personnel.

          o Some Internet architecture companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Some Internet architecture companies, such as Cobalt Networks, Inc., Foundry Networks, Inc., Juniper Networks, Inc. and Sycamore Networks, Inc., have incurred significant losses since their inception and they may continue to incur losses for the foreseeable future. Many of these Internet architecture companies will also continue to incur losses as additional costs are incurred to develop new products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If Internet architecture companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be adversely affected.

          o Some companies included in the Internet Architecture HOLDRS are exposed to the credit risk of their distributors and customers. The portion of the sales of some companies included in the Internet Architecture HOLDRS are made through third parties, such as distributors and resellers. Many of these third parties have extended credit from, and participate in cooperative sales strategies paid for by, companies included in the Internet Architecture HOLDRS. Also, some of the sales made to customers are made through financing arrangements. However, many of these third parties and customers have limited financial resources and, as a result, represent an increased credit risk. In addition, it is expected that third parties and customers will continue to require this type of financing and Internet Architecture Companies will have to continue to extend this type of credit to maintain the distribution of their products and their market share. Further, these third parties and customers have been, and may continue to be, affected by the decline in financial prospects of Internet-related companies generally. Losses relating to this type of credit could harm the business of companies included in the Internet Architecture HOLDRS and have a material adverse effect on results of operations.

          o Some companies included in the Internet Architecture HOLDRS have a limited operating history which makes financial forecasting difficult. Some companies included in the Internet Architecture HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. An Internet architecture company's ability to forecast accurately its quarterly revenue is limited because its products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of Internet architecture companies may be materially adversely affected if their revenues do not meet their projections.

                   HIGHLIGHTS OF INTERNET ARCHITECTURE HOLDRS

          This discussion highlights information regarding Internet Architecture HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Internet Architecture HOLDRS.

Issuer...................................   Internet Architecture HOLDRS Trust

The trust................................   The Internet Architecture HOLDRS
                                            Trust was formed under the
                                            depositary trust agreement, dated as
                                            of February 18, 2000 among The Bank
                                            of New York, as trustee, Merrill
                                            Lynch, Pierce, Fenner & Smith
                                            Incorporated, other depositors and
                                            the owners of the Internet
                                            Architecture HOLDRS and was amended
                                            on November 22, 2000. The trust is
                                            not a registered investment company
                                            under the Investment Company Act of
                                            1940.

Initial depositor .......................   Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated

Trustee..................................   The Bank of New York, a New York
                                            state-chartered banking
                                            organization, is the trustee and
                                            receives compensation as set forth
                                            in the depositary trust agreement.
                                            The trustee is responsible for
                                            receiving deposits of underlying
                                            securities and delivering Internet
                                            Architecture HOLDRS representing the
                                            underlying securities issued by the
                                            trust. The trustee holds the
                                            underlying securities on behalf of
                                            the holders of Internet Architecture
                                            HOLDRS.

Purpose of Internet Architecture HOLDRS..   Internet Architecture HOLDRS are
                                            designed to achieve the following:

                                            Diversification. Internet
                                            Architecture HOLDRS are designed to
                                            allow you to diversify your
                                            investment in the Internet
                                            architecture business through a
                                            single, exchange-listed instrument
                                            representing your undivided
                                            beneficial ownership of the
                                            underlying securities.

                                            Flexibility. The beneficial owners
                                            of Internet Architecture HOLDRS have
                                            undivided beneficial ownership
                                            interests in each of the underlying
                                            securities represented by the
                                            Internet Architecture HOLDRS, and
                                            can cancel their Internet
                                            Architecture HOLDRS to receive each
                                            of the underlying securities
                                            represented by the Internet
                                            Architecture HOLDRS.

                                            Transaction costs. The expenses
                                            associated with buying and selling
                                            Internet Architecture HOLDRS in the
                                            secondary market are expected to be
                                            less than separately buying and
                                            selling each of the underlying
                                            securities in a traditional
                                            brokerage account with
                                            transaction-based charges.

Trust assets.............................   The trust holds shares of common
                                            stock issued by specified companies
                                            that, when initially selected, were
                                            involved in the Internet
                                            architecture business. Except when a
                                            reconstitution event, a distribution
                                            of securities by an underlying
                                            issuer or other event occurs, the
                                            group of companies will not change.
                                            Reconstitution events are described
                                            in this prospectus under the heading
                                            "Description of the Depositary Trust
                                            Agreement--

                                            Distributions" and "--Reconstitution
                                            events." There are currently 20
                                            companies included in the Internet
                                            Architecture HOLDRS.

                                            The trust's assets may increase or
                                            decrease as a result of in-kind
                                            deposits and withdrawals of the
                                            underlying securities during the
                                            life of the trust.

The Internet Architecture HOLDRS.........   The trust has issued, and may
                                            continue to issue, Internet
                                            Architecture HOLDRS that represent
                                            an undivided beneficial ownership
                                            interest in the shares of common
                                            stock that are held by the trust on
                                            your behalf. The Internet
                                            Architecture HOLDRS themselves are
                                            separate from the underlying
                                            securities that are represented by
                                            the Internet Architecture HOLDRS.

                                            The following chart provides:

                                            o     the names of the 20 issuers
                                                  of the underlying securities
                                                  currently represented by an
                                                  Internet Architecture HOLDR,

                                            o     the stock ticker symbols,

                                            o     the share amounts currently
                                                  represented by a round-lot of
                                                  100 Internet Architecture
                                                  HOLDRS, and

                                            o     the principal U.S. market on
                                                  which the securities of the
                                                  selected companies are traded.


                                                                                  Share               Primary
                            Name of Company                     Ticker           Amounts          Trading Market
                            ---------------                     ------           -------          --------------
            3Com Corporation                                       COMS           3                  Nasdaq NMS
            Adaptec, Inc.                                          ADPT           1                  Nasdaq NMS
            Apple Computer, Inc.                                   AAPL           2                  Nasdaq NMS
            Ciena Corporation                                      CIEN           2                  Nasdaq NMS
            Cisco Systems, Inc.                                    CSCO          26                  Nasdaq NMS
            Dell Inc.                                              DELL          19                  Nasdaq NMS
            EMC Corporation                                         EMC          16                        NYSE
            Extreme Networks, Inc.                                 EXTR           2                  Nasdaq NMS
            Foundry Networks, Inc.                                 FDRY           1                  Nasdaq NMS
            Gateway, Inc.                                           GTW           2                        NYSE
            Hewlett-Packard Company                                 HPQ          22.2225                   NYSE
            International Business Machines Corporation             IBM          13                        NYSE
            Juniper Networks, Inc.                                 JNPR           2                  Nasdaq NMS
            McData Corporation                                    MCDTA           0.5889             Nasdaq NMS
            Network Appliance, Inc.                                NTAP           2                  Nasdaq NMS
            Roxio Inc.                                             ROXI           0.1646             Nasdaq NMS
            Sun Microsystems, Inc.                                 SUNW          25                  Nasdaq NMS
            Sycamore Networks, Inc.                                SCMR           2                  Nasdaq NMS
            Unisys Corporation                                      UIS           2                        NYSE
            Veritas Software Corporation                           VRTS           0.893              Nasdaq NMS

                                            At the time of the initial offering,
                                            the companies whose common stocks
                                            were included in the Internet
                                            Architecture HOLDRS at the time
                                            Internet Architecture HOLDRS were
                                            originally issued were generally
                                            considered to be among the 20
                                            largest and most liquid companies
                                            involved in the Internet
                                            architecture business as measured by
                                            market capitalization and trading
                                            volume on February 7, 2000. The
                                            market capitalization of a company
                                            is determined by multiplying the
                                            market price of its common stock by
                                            the number of outstanding shares of
                                            its common stock.

                                            The trust will only issue and
                                            cancel, and you may only obtain,
                                            hold, trade or surrender, Internet
                                            Architecture HOLDRS in a round-lot
                                            of 100 Internet Architecture HOLDRS
                                            and round-lot multiples. The trust
                                            will only issue Internet
                                            Architecture HOLDRS upon the deposit
                                            of the whole shares represented by a
                                            round-lot of 100 Internet
                                            Architecture HOLDRS. In the event
                                            that a fractional share comes to be
                                            represented by a round-lot of
                                            Internet Architecture HOLDRS, the
                                            trust may require a minimum of more
                                            than one round-lot of 100 Internet
                                            Architecture HOLDRS for an issuance
                                            so that the trust will always
                                            receive whole share amounts for
                                            issuance of Internet Architecture
                                            HOLDRS.

                                            The number of outstanding Internet
                                            Architecture HOLDRS will increase
                                            and decrease as a result of in-kind
                                            deposits and withdrawals of the
                                            underlying securities. The trust
                                            will stand ready to issue additional
                                            Internet Architecture HOLDRS on a
                                            continuous basis when an investor
                                            deposits the required number of
                                            shares of common stock with the
                                            trustee.

Purchases................................   You may acquire Internet
                                            Architecture HOLDRS in two ways:

                                            o     through an in-kind deposit of
                                                  the required number of shares
                                                  of common stock of the
                                                  underlying issuers with the
                                                  trustee, or

                                            o     through a cash purchase in the
                                                  secondary trading market.

Issuance and cancellation fees...........   If you wish to create Internet
                                            Architecture HOLDRS by delivering to
                                            the trust the requisite shares of
                                            common stock represented by a
                                            round-lot of 100 Internet
                                            Architecture HOLDRS, The Bank of New
                                            York, as trustee, will charge you an
                                            issuance fee of up to $10.00 for
                                            each round-lot of 100 Internet
                                            Architecture HOLDRS. If you wish to
                                            cancel your Internet Architecture
                                            HOLDRS and withdraw your underlying
                                            securities, The Bank of New York, as
                                            trustee, will charge you a
                                            cancellation fee of up to $10.00 for
                                            each round-lot of 100 Internet
                                            Architecture HOLDRS.

Commissions...............................  If you choose to deposit underlying securities in order to receive
                                            Internet Architecture HOLDRS, you
                                            will be responsible for paying any
                                            sales commission associated with
                                            your purchase of the underlying
                                            securities that is charged by your
                                            broker in addition to the issuance
                                            fee charged by the trustee,
                                            described above.

Custody fees.............................   The Bank of New York, as trustee and
                                            as custodian, will charge you a
                                            quarterly custody fee of $2.00 for
                                            each round-lot of 100 Internet
                                            Architecture HOLDRS, to be deducted
                                            from any cash
                                            dividend or other cash distributions
                                            on underlying securities received by
                                            the trust. With respect to the
                                            aggregate custody fee payable in any
                                            calendar year for each Internet
                                            Architecture HOLDR, the trustee will
                                            waive that portion of the fee which
                                            exceeds the total cash dividends and
                                            other cash distributions received,
                                            or to be received, and payable with
                                            respect to such calendar year.

Rights relating to Internet Architecture
HOLDRS...................................   You have the right to withdraw the
                                            underlying securities upon request
                                            by delivering a round-lot or
                                            integral multiple of a round-lot of
                                            Internet Architecture HOLDRS to the
                                            trustee, during the trustee's
                                            business hours, and paying the
                                            cancellation fees, taxes and other
                                            charges. You should receive the
                                            underlying securities no later than
                                            the business day after the trustee
                                            receives a proper notice of
                                            cancellation. The trustee will not
                                            deliver fractional shares of
                                            underlying securities. To the extent
                                            that any cancellation of Internet
                                            Architecture HOLDRS would otherwise
                                            require the delivery of a fractional
                                            share, the trustee will sell the
                                            fractional share in the market and
                                            the trust, in turn, will deliver
                                            cash in lieu of such fractional
                                            share. Except with respect to the
                                            right to vote for dissolution of the
                                            trust, the Internet Architecture
                                            HOLDRS themselves will not have
                                            voting rights.

Rights relating to the underlying
securities...............................   Internet Architecture HOLDRS
                                            represents your beneficial ownership
                                            of the underlying securities. Owners
                                            of Internet Architecture HOLDRS have
                                            the same rights and privileges as if
                                            they owned the underlying securities
                                            beneficially outside of Internet
                                            Architecture HOLDRS. These include
                                            the right to instruct the trustee to
                                            vote the underlying securities or
                                            you may attend shareholder meetings
                                            yourself, the right to receive any
                                            dividends and other distributions on
                                            the underlying securities that are
                                            declared and paid to the trustee by
                                            an issuer of an underlying security,
                                            the right to pledge Internet
                                            Architecture HOLDRS and the right to
                                            surrender Internet Architecture
                                            HOLDRS to receive the underlying
                                            securities. Internet Architecture
                                            HOLDRS does not change your
                                            beneficial ownership in the
                                            underlying securities under United
                                            States federal securities laws,
                                            including sections 13(d) and 16(a)
                                            of the Securities Exchange Act of
                                            1934. As a result, you have the same
                                            obligations to file insider trading
                                            reports that you would have if you
                                            held the underlying securities
                                            outside of Internet Architecture
                                            HOLDRS. However, due to the nature
                                            of Internet Architecture HOLDRS, you
                                            will not be able to participate in
                                            any dividend reinvestment program of
                                            an issuer of underlying securities
                                            unless you cancel your Internet
                                            Architecture HOLDRS (and pay the
                                            applicable fees) and receive all of
                                            the underlying securities.

                                            A holder of Internet Architecture
                                            HOLDRS is not a registered owner of
                                            the underlying securities. In order
                                            to become a registered owner, a
                                            holder of Internet Architecture
                                            HOLDRS would need to surrender their
                                            Internet Architecture HOLDRS, pay
                                            the applicable fees and expenses,
                                            receive all of the underlying
                                            securities and follow the procedures
                                            established by the issuers of the
                                            underlying securities for
                                            registering their securities in the
                                            name of such holder.

                                            You retain the right to receive any
                                            reports and communications that the
                                            issuers of underlying securities are
                                            required to send to beneficial
                                            owners of their securities. As such,
                                            you will receive such reports and
                                            communications from the broker
                                            through which you hold your Internet
                                            Architecture HOLDRS in the same
                                            manner as if you beneficially owned
                                            your underlying securities outside
                                            of Internet Architecture HOLDRS in
                                            "street name" through a brokerage
                                            account. The trustee will not
                                            attempt to exercise the right to
                                            vote that attaches to, or give a
                                            proxy with respect to, the
                                            underlying securities other than in
                                            accordance with your instructions.

                                            The depositary trust agreement
                                            entitles you to receive, subject to
                                            certain limitations and net of any
                                            fees and expenses of the trustee,
                                            any distributions of cash (including
                                            dividends), securities or property
                                            made with respect to the underlying
                                            securities. However, any
                                            distribution of securities by an
                                            issuer of underlying securities will
                                            be deposited into the trust and will
                                            become part of the underlying
                                            securities unless the distributed
                                            securities are not listed for
                                            trading on a U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System or the
                                            distributed securities have a
                                            Standard & Poor's GICS sector
                                            classification that is different
                                            from the GICS sector classifications
                                            represented in the Internet
                                            Architecture HOLDRS at the time of
                                            the distribution. In addition, if
                                            the issuer of underlying securities
                                            offers rights to acquire additional
                                            underlying securities or other
                                            securities, the rights may be
                                            distributed to you, and may be
                                            disposed of for your benefit or may
                                            lapse.

                                            There may be a delay between the
                                            time any cash or other distribution
                                            is received by the trustee with
                                            respect to the underlying securities
                                            and the time such cash or other
                                            distributions are distributed to
                                            you. In addition, you are not
                                            entitled to any interest on any
                                            distribution by reason of any delay
                                            in distribution by the trustee. If
                                            any tax or other governmental charge
                                            becomes due with respect to Internet
                                            Architecture HOLDRS or any
                                            underlying securities, you will be
                                            responsible for paying that tax or
                                            governmental charge.

                                            If you wish to participate in a
                                            tender offer for any of the
                                            underlying securities or any form of
                                            stock repurchase plan by an issuer
                                            of an underlying security, you must
                                            surrender your Internet Architecture
                                            HOLDRS (and pay the applicable fees
                                            and expenses) and receive all of
                                            your underlying securities in
                                            exchange for your Internet
                                            Architecture HOLDRS. For specific
                                            information about obtaining your
                                            underlying securities, you should
                                            read the discussion under the
                                            caption "Description of the
                                            Depositary Trust
                                            Agreement--Withdrawal of underlying
                                            securities."

Ownership rights in fractional shares in the
underlying securities....................   As a result of distributions of
                                            securities by companies included in
                                            the Internet Architecture HOLDRS or
                                            other corporate events, such as
                                            mergers, an Internet Architecture
                                            HOLDR may represent an interest in a
                                            fractional share of an underlying
                                            security. You are entitled to
                                            receive distributions proportionate
                                            to your fractional shares.

                                            In addition, you are entitled to
                                            receive proxy materials and other
                                            shareholder communications and you
                                            are entitled to exercise voting
                                            rights proportionate to your
                                            fractional shares. The trustee will
                                            aggregate the votes of all of the
                                            share fractions represented by
                                            Internet Architecture HOLDRS and
                                            will vote the largest possible
                                            number of whole shares. If, after
                                            aggregation, there is a fractional
                                            remainder, this fraction will be
                                            ignored, because the issuer will
                                            only recognize whole share votes.
                                            For example, if 100,001 round-lots
                                            of 100 Internet Architecture HOLDRS
                                            are outstanding and each round-lot
                                            of 100 Internet Architecture HOLDRS
                                            represents 1.75 shares of an
                                            underlying security, there will be
                                            175,001.75 votes of the underlying
                                            security represented by Internet
                                            Architecture HOLDRS. If holders of
                                            50,000 round-lots of 100 Internet
                                            Architecture HOLDRS vote their
                                            underlying securities "yes" and
                                            holders of 50,001 round-lots of 100
                                            Internet Architecture HOLDRS vote
                                            their underlying securities "no",
                                            there will be 87,500 affirmative
                                            votes and 87,501.75 negative votes.
                                            The trustee will ignore the .75
                                            negative votes and will deliver to
                                            the issuer 87,500 affirmative votes
                                            and 87,501 negative votes.

Reconstitution events....................   The depositary trust agreement
                                            provides for the automatic
                                            distribution of underlying
                                            securities from the Internet
                                            Architecture HOLDRS to you in the
                                            following four circumstances:

                                            A.  If an issuer of underlying
                                                securities no longer has a class
                                                of securities registered under
                                                section 12 of the Securities
                                                Exchange Act of 1934, then the
                                                trustee will distribute the
                                                shares of that company to the
                                                owners of the Internet
                                                Architecture HOLDRS.

                                            B.  If the SEC finds that an issuer
                                                of underlying securities should
                                                be registered as an investment
                                                company under the Investment
                                                Company Act of 1940, and the
                                                trustee has actual knowledge of
                                                the SEC finding, then its
                                                securities will no longer be an
                                                underlying security and the
                                                trustee will distribute the
                                                shares of that company to the
                                                owners of the Internet
                                                Architecture HOLDRS.

                                            C.  If the underlying securities of
                                                an issuer cease to be
                                                outstanding as a result of a
                                                merger, consolidation, or other
                                                corporate combination or other
                                                event, the trustee will
                                                distribute the consideration
                                                paid by and received from the
                                                acquiring company or the
                                                securities received in exchange
                                                for the securities of the
                                                underlying issuer whose
                                                securities cease to be
                                                outstanding to the beneficial
                                                owners of Internet Architecture
                                                HOLDRS, only if the distributed
                                                securities have a different
                                                Standard & Poor's GICS sector
                                                classification than any of the
                                                underlying securities
                                                represented in the Internet
                                                Architecture HOLDRS at the time
                                                of the distribution or exchange
                                                or if the securities received
                                                are not listed for trading on a
                                                U.S. national securities
                                                exchange or through the Nasdaq
                                                National Market System. In any
                                                other case, the additional
                                                securities received will be
                                                deposited into the trust.

                                            D.  If an issuer's underlying
                                                securities are delisted from
                                                trading on a U.S. national
                                                securities exchange or through
                                                the Nasdaq National Market
                                                System and are not listed for
                                                trading on
                                                another national securities
                                                exchange or through the Nasdaq
                                                National Market System within
                                                five business days from the date
                                                the securities are delisted.

                                            To the extent a distribution of
                                            underlying securities from the
                                            Internet Architecture HOLDRS is
                                            required as a result of a
                                            reconstitution event, the trustee
                                            will deliver the underlying security
                                            to you as promptly as practicable
                                            after the date that the trustee has
                                            knowledge of the occurrence of a
                                            reconstitution event.

                                            In addition, securities of a new
                                            company will be added to the
                                            Internet Architecture HOLDRS, as a
                                            result of a distribution of
                                            securities by an underlying issuer,
                                            where a corporate event occurs, or
                                            where the securities of an
                                            underlying issuer are exchanged for
                                            the securities of another company,
                                            unless the securities received have
                                            a Standard & Poor's GICS sector
                                            classification that is different
                                            from the GICS sector classification
                                            of any other security then included
                                            in the Internet Architecture HOLDRS
                                            or are not listed for trading on a
                                            U.S. national securities exchange or
                                            through the Nasdaq National Market
                                            System.

                                            It is anticipated, as a result of
                                            the broadly defined Standard &
                                            Poor's GICS sectors, that most
                                            distributions or exchanges of
                                            securities will result in the
                                            inclusion of new securities in
                                            Internet Architecture HOLDRS. The
                                            trustee will review the Standard &
                                            Poor's GICS sector classifications
                                            of securities to determine whether
                                            securities received as a result of a
                                            distribution by an underlying issuer
                                            or as consideration for securities
                                            included in the Internet
                                            Architecture HOLDRS or distributed
                                            to you.

Standard & Poor's sector
classifications..........................   Standard & Poor's Corporation is an
                                            independent source of market
                                            information that, among other
                                            things, maintains the Global
                                            Industry Classification Standard,
                                            referred to herein as "GICS," which
                                            classifies the securities of public
                                            companies into various sector
                                            classifications based upon GICS
                                            sectors, which are derived from its
                                            own criteria. The GICS
                                            classification standards were
                                            exclusively effective as of January
                                            2, 2002. There are 10 Standard &
                                            Poor's GICS sectors and each class
                                            of publicly traded securities of a
                                            company is given only one GICS
                                            sector classification. The
                                            securities included in the Internet
                                            Architecture HOLDRS are currently
                                            represented in the Information
                                            Technology GICS sector. The Standard
                                            & Poor's GICS sector classifications
                                            of the securities included in the
                                            Internet Architecture HOLDRS may
                                            change over time if the companies
                                            that issued these securities change
                                            their focus of operations or if
                                            Standard & Poor's alters the
                                            criteria it uses to determine GICS
                                            sectors, or both.

Termination events.......................   A.  The Internet Architecture HOLDRS
                                                are delisted from the American
                                                Stock Exchange and are not
                                                listed for trading on another
                                                U.S. national securities
                                                exchange or through the Nasdaq
                                                National Market System within
                                                five business days from the date
                                                the Internet Architecture HOLDRS
                                                are delisted.

                                            B.  The trustee resigns and no
                                                successor trustee is appointed
                                                within 60 days from the date the
                                                trustee provides notice to

                                                Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated, as initial
                                                depositor, of its intent to
                                                resign.

                                            C.  Beneficial owners of at least
                                                75% of outstanding Internet
                                                Architecture HOLDRS vote to
                                                dissolve and liquidate the
                                                trust.

                                            If a termination event occurs, the
                                            trustee will distribute the
                                            underlying securities as promptly as
                                            practicable after the termination
                                            event.

                                            Upon termination of the depositary
                                            trust agreement and prior to
                                            distributing the underlying
                                            securities to you, the trustee will
                                            charge you a cancellation fee of up
                                            to $10.00 per round-lot of 100
                                            Internet Architecture HOLDRS
                                            surrendered, along with any taxes or
                                            other governmental charges, if any.

United States Federal income
tax consequences.........................   The United States federal income tax
                                            laws will treat a U.S. holder of
                                            Internet Architecture HOLDRS as
                                            directly owning the underlying
                                            securities. The Internet
                                            Architecture HOLDRS themselves will
                                            not result in any United States
                                            federal tax consequences separate
                                            from the tax consequences associated
                                            with ownership of the underlying
                                            securities.

Listing..................................   The Internet Architecture HOLDRS are
                                            listed on the American Stock
                                            Exchange under the symbol "IAH." On
                                            October 20, 2004 the last reported
                                            sale price of the Internet
                                            Architecture HOLDRS on the American
                                            Stock Exchange was $33.00.

Trading..................................   Investors are only able to acquire,
                                            hold, transfer and surrender a
                                            round-lot of 100 Internet
                                            Architecture HOLDRS. Bid and ask
                                            prices, however, are quoted per
                                            single Internet Architecture HOLDRS.

Clearance and settlement.................   Internet Architecture HOLDRS have
                                            been issued only in book-entry form.
                                            Internet Architecture HOLDRS are
                                            evidenced by one or more global
                                            certificates that the trustee has
                                            deposited with The Depository Trust
                                            Company, referred to as DTC.
                                            Transfers within DTC will be in
                                            accordance with DTC's usual rules
                                            and operating procedures. For
                                            further information see "Description
                                            of Internet Architecture HOLDRS."

                                    THE TRUST

          General. This discussion highlights information about the Internet Architecture HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase Internet Architecture HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

          The Internet Architecture HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Internet Architecture HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

          The Internet Architecture HOLDRS trust is intended to hold deposited shares for the benefit of owners of Internet Architecture HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                   DESCRIPTION OF INTERNET ARCHITECTURE HOLDRS

          The trust has issued Internet Architecture HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Internet Architecture HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

          You may only acquire, hold, trade and surrender Internet Architecture HOLDRS in a round-lot of 100 Internet Architecture HOLDRS and round-lot multiples. The trust will only issue Internet Architecture HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Internet Architecture HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Internet Architecture HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Architecture HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Architecture HOLDRS.

          Internet Architecture HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS."

          Beneficial owners of Internet Architecture HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Internet Architecture HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Internet Architecture HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

          The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Internet Architecture HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Internet Architecture HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Internet Architecture HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

          Internet Architecture HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Internet Architecture HOLDRS are available only in book-entry form. Owners of Internet Architecture HOLDRS hold their Internet Architecture HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of initial selection, were involved in various aspects of the Internet architecture business and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of initial selection, among the largest capitalized and most liquid companies involved in the Internet architecture business as measured by market capitalization and trading volume.

          The Internet Architecture HOLDRS may no longer consist exclusively of securities issued by companies involved in the Internet architecture business. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the Internet architecture business and will undertake to make adequate disclosure when necessary.

          Underlying securities. For a list of the underlying securities represented by Internet Architecture HOLDRS, please refer to "Highlights of Internet Architecture HOLDRS--The Internet Architecture HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

          No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Internet Architecture HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

          General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

          The following table and graph set forth the composite performance of all of the 20 underlying securities currently represented by a single Internet Architecture HOLDR, measured at the close of the business day on October 22, 1999, the first date when all of the underlying securities were publicly traded and thereafter as of the end of each month to August, 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                      Closing                        Closing                       Closing        2002         Closing
                      -------                        -------                       -------        ----         -------
      1999             Price           2000           Price          2001           Price                       Price
      ----             -----           ----           -----          ----           -----                       -----
October 22......       56.25    January 31.....        79.64    January 31.....     66.97     January 31...     37.75
October 29......       59.86    February 29....        94.01    February 28....     47.31     February 28..     31.86
November 30.....       69.29    March 31.......        98.76    March 30.......     41.34     March 28.....     33.85
December 31.....       81.50    April 28.......        92.76    April 30.......     47.14     April 30.....     29.53
                                May 31.........        81.08    May 31.........     45.12     May 31.......     29.09
                                June 30........        93.68    June 29........     44.03     June 28......     25.68
                                July 31........        93.46    July 31........     40.42     July 31......     24.33
                                August 31......       107.92    August 31......     34.60     August 30....     25.15
                                September 29...        95.02    September 28...     27.95     September 30.     20.05
                                October 31.....        86.95    October 31.....     33.95     October 31...     25.17
                                November 30....        66.54    November 30....     40.10     November 29..     29.10
                                December 29....        58.45    December 31....     38.69     December 31..     25.74

                      Closing                        Closing
                      -------                        -------
      2003             Price           2004           Price
      ----             -----           ----           -----
January 31......       25.71    January 30.....        37.98
February 28.....       26.12    February 27....        36.49
March 31........       25.83    March 31.......        35.72
April 30........       28.21    April 30.......        33.24
May 30..........       31.13    May 28.........        34.26
June 30.........       30.98    June 30........        34.93
July 31.........       31.82    July 30........        33.28
August 29.......       32.07    August 31......        31.70
September 30....       32.76
October 31......       35.13
November 28.....       35.44
December 31.....       36.07

                                [OBJECT OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

          General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Internet Architecture HOLDRS, provides that Internet Architecture HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

          The trustee. The Bank of New York serves as trustee for the Internet Architecture HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

          Issuance, transfer and surrender of Internet Architecture HOLDRS. You may create and cancel Internet Architecture HOLDRS only in round-lots of 100 Internet Architecture HOLDRS. You may create Internet Architecture HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Internet Architecture HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Internet Architecture HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Internet Architecture HOLDRS, the trust may require a minimum of more than one round-lot of 100 Internet Architecture HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Internet Architecture HOLDRS. Similarly, you must surrender Internet Architecture HOLDRS in integral multiples of 100 Internet Architecture HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Internet Architecture HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

          Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

          Under the depositary trust agreement, any beneficial owner of Internet Architecture HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Internet Architecture HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

          Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Internet Architecture HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Internet Architecture HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

          You will be obligated to pay any tax or other charge that may become due with respect to Internet Architecture HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Internet Architecture HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each

Internet Architecture HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

          Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Internet Architecture HOLDRS to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Internet Architecture HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Internet Architecture HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Internet Architecture HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

          To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

          As provided in the depositary trust agreement, securities of a new company will be added to the Internet Architecture HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Internet Architecture HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

          It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Internet Architecture HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Internet Architecture HOLDRS will be distributed from the Internet Architecture HOLDRS to you.

          Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Internet Architecture HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Internet Architecture HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

          Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

          Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

          Withdrawal of underlying securities. You may surrender your Internet Architecture HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Internet Architecture HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Internet Architecture HOLDRS.

          Further issuances of Internet Architecture HOLDRS. The depositary trust agreement provides for further issuances of Internet Architecture HOLDRS on a continuous basis without your consent.

          Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Internet Architecture HOLDRS will surrender their Internet Architecture HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Internet Architecture HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Internet Architecture HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Internet Architecture HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

          If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

          Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Internet Architecture HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Internet Architecture HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Internet Architecture HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Internet Architecture HOLDRS.

          Issuance and cancellation fees. If you wish to create Internet Architecture HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS. If you wish to cancel your Internet Architecture HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Internet Architecture HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

          Commissions. If you choose to create Internet Architecture HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

          Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Internet Architecture HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Internet Architecture HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

          Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

          Governing law. The depositary trust agreement and the Internet Architecture HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

          Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Internet Architecture HOLDRS.

          The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

          The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Internet Architecture HOLDRS for:

    o     an individual who is a citizen or resident of the United States;

    o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

    o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

    o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

          If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Internet Architectures HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Internet Architectures HOLDRS, and partners in such partnerships, should consult their tax advisors.

          This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Internet Architecture HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Internet Architecture HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Internet Architecture HOLDRS held by a partnership or other flow through entities. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

          The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Internet Architecture HOLDRS

          A receipt holder purchasing and owning Internet Architecture HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Internet Architecture HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

          Qualified dividend income received in respect of Internet Architecture HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Internet Architecture HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

          A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Internet Architecture HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Internet Architecture HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Internet Architecture HOLDRS. Similarly, with respect to sales of Internet Architecture HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Internet Architecture HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

          The distribution of any securities by the trust upon the surrender of Internet Architecture HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

          The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Internet Architecture HOLDRS will reduce the amount realized with respect to the underlying securities.

          A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

          If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

          As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program, and
     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and
     o    a corporation that is incorporated in a possession of the United
          States,

but will not include:

     o    a passive foreign investment company (as defined below),
     o a foreign personal holding company (as specially defined in the Code), or
     o    a foreign investment company (as specially defined in the Code).

          If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

          Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

          Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer holders of Internet Architecture HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

          Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

    o     at least 75% of its gross income is "passive income"; or

    o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

          Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

          If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Internet Architecture HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

          A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

          With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

          A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Internet Architecture HOLDRS or of the underlying securities unless:

    o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

    o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

    o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

          Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

          Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

          The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

          The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

          Any plan fiduciary which proposes to have a plan acquire Internet Architecture HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Internet Architecture HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

          In accordance with the depositary trust agreement, the trust issued Internet Architecture HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Internet Architecture HOLDRS. The trust delivered the initial distribution of Internet Architecture HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

          Investors who purchase Internet Architecture HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Internet Architecture HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Internet Architecture HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

          Legal matters, including the validity of the Internet Architecture HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Internet Architecture HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Internet Architecture HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Internet Architecture HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

          The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

          Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

          The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Internet Architecture HOLDRS. This prospectus relates only to Internet Architecture HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Internet Architecture HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Internet Architecture HOLDRS, have been publicly disclosed.

                                     ANNEX A

          This annex forms an integral part of the prospectus.

          The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1999, 2000, 2001, 2002 and 2003, through September 2004. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one-sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                             3COM CORPORATION (COMS)

          3Com Corporation provides networking products and solutions to three primary customer markets: commercial enterprises with small- to mid-sized locations, consumers, and carriers and network service providers. 3Com's commercial products include traditional access products, advanced access products, Local Area Network (LAN) and Wide Area Network (WAN) infrastructure products, LAN telephony products, wireless Lan connectivity products and services. 3Com's consumer products include broadband connections, home networking products and Internet appliances. 3Com's carrier products include enhanced data services and new technologies.


             Closing              Closing             Closing             Closing            Closing             Closing
   1999       Price      2000      Price      2001     Price     2002      Price     2003     Price      2004     Price
---------- ----------- -------- ----------- ------- ---------- -------- ---------- -------- --------- --------- -----------
January      47       January     50 3/4   January     10.75   January     5.98    January     4.22   January        7.70
February     31 7/16  February    98       February     9.13   February    4.80    February    4.19   February       7.00
March        23 5/16  March       55 5/8   March        5.72   March       6.11    March       4.92   March          7.06
April        26 1/8   April       39 7/16  April        6.52   April       5.77    April       5.20   April          6.15
May          27 5/16  May         41 13/16 May          5.56   May         5.56    May         4.91   May            6.47
June         26 11/16 June        57 5/8   June         4.75   June        4.40    June        4.68   June           6.25
July         24 1/8   July        13 9/16  July         4.90   July        4.51    July        4.88   July           4.93
August       24 13/16 August      16 5/8   August       4.11   August      4.93    August      5.70   August         4.51
September    28 3/4   September   19 3/16  September    3.75   September   3.94    September   5.91   September      4.22
October      29       October     17 3/4   October      4.14   October     4.21    October     7.20
November     39 13/16 November    12 1/4   November     4.48   November    5.15    November    7.48
December     47       December     8 1/2   December     6.38   December    4.63    December    8.17

         The closing price on October 20, 2004 was $4.09.

                              ADAPTEC, INC. (ADPT)

          Adaptec, Inc. designs, manufactures and markets storage access solutions that reliably move, manage and protect critical data and digital content. Adaptec also designs products which facilitate the transfer of data between hard disk drives, document scanners and computers. Adaptec works with business and systems integrators, who design systems using hardware and software developed by different companies, to create products to meet the specific needs of their customers. Adaptec markets and sells its products through original equipment manufacturers to a variety of businesses, government agencies, and retail consumers.

           Closing                 Closing                Closing               Closing             Closing              Closing
   1999     Price        2000       Price         2001     Price       2002      Price      2003     Price       2004     Price
--------- ---------- ------------ ---------- ------------ -------- ----------- --------- ---------- --------- --------- ----------
January     23 1/8      January     52 3/8      January    14.63     January     17.75     January    5.92     January      9.32
February    19 15/16    February    41          February   10.94     February    11.40     February   6.09     February     9.13
March       22 13/16    March       38 5/8      March       8.67     March       13.37     March      6.03     March        8.76
April       24 1/16     April       27          April      11.24     April       14.70     April      6.89     April        7.79
May         30 7/8      May         19 11/16    May         8.76     May         12.97     May        8.00     May          8.20
June        35 5/16     June        22 3/4      June        9.94     June         7.89     June       7.95     June         8.46
July        38 7/8      July        24 3/4      July       11.78     July         5.90     July       6.77     July         7.49
August      39          August      24 1/2      August     10.45     August       6.13     August     7.31     August       6.98
September   39 11/16    September   20          September   7.86     September    4.41     September  7.56     September    7.60
October     45          October     15 13/16    October    12.05     October      5.96     October    8.51
November    53 7/8      November    10 15/16    November   13.73     November     6.74     November   8.85
December    49 7/8      December    10 1/4      December   14.50     December     5.65     December   8.84

         The closing price on October 20, 2004 was $8.02.





                           APPLE COMPUTER, INC. (AAPL)

          Apple Computer, Inc. designs, manufactures and markets personal computers and related personal computing and communicating solutions. Apple's products include the Apple Macintosh computer line of desktop and notebook personal computers and software, the MAC OSX operating system, and the iPod digital music player. Apple also offers a range of related devices and peripherals, networking and connectivity products, and various third-party hardware products. Apple markets its products and services through third-party distributors, authorized resellers, retail outlets and the Apple online store.

           Closing               Closing                Closing              Closing             Closing             Closing
   1999     Price       2000      Price        2001      Price       2002     Price     2003      Price      2004     Price
--------- --------- ----------- ---------- ----------- ---------- --------- --------- -------- ----------- -------- ----------
January     20 19/32   January    51 7/8     January     21.63     January    24.72    January     14.36   January     22.56
February    17 13/32   February   57 5/16    February    18.25     February   21.70    February    15.01   February    23.92
March       17 31/32   March      67 29/32   March       22.07     March      23.67    March       14.14   March       27.04
April       23         April      62 1/32    April       25.49     April      24.27    April       14.22   April       25.78
May         22 1/32    May        42         May         19.95     May        23.30    May         17.95   May         28.06
June        23 5/32    June       52 3/8     June        23.25     June       17.72    June        19.06   June        32.54
July        27 27/32   July       50 13/16   July        18.79     July       15.26    July        21.08   July        32.34
August      32 5/8     August     60 15/16   August      18.55     August     14.75    August      22.61   August      34.49
September   31 21/32   September  25 3/4     September   15.51     September  14.50    September   20.72   September   38.75
October     40 1/16    October    19 9/16    October     17.56     October    16.07    October     22.89
November    48 15/16   November   16 1/2     November    21.30     November   15.50    November    20.91
December    51 13/32   December   14 7/8     December    21.90     December   14.33    December    21.37

         The closing price on October 20, 2004 was $47.47.

                            CIENA CORPORATION (CIEN)


          Ciena Corporation develops and markets network products for the telecommunications service providers worldwide. Ciena provides optical transport and intelligent optical switching systems that enable service providers to provision, manage and deliver high-bandwidth services to their customers. Ciena's customers include long-distance carriers, competitive and incumbent local exchange carriers, Internet service providers, wireless and wholesale carriers. Ciena markets and sells its products as well as offers a portfolio of service and support through for its products through its own direct sales force also third-party distributors and representatives.

            Closing              Closing              Closing             Closing              Closing             Closing
   1999      Price      2000      Price      2001      Price     2002      Price      2003      Price      2004     Price
--------- ---------- --------- ----------- -------- ----------- ------- ----------- -------- ----------- -------- ---------
January     10 3/32  January     32 13/16 January       90.06  January     12.70   January      5.80    January     7.25
February    13 15/16 February    79 29/32 February      67.19  February     7.76   February     5.42    February    5.73
March       11 1/4   March       63 1/16  March         41.75  March        9.00   March        4.37    March       4.97
April       11 3/4   April       61 13/16 April         55.06  April        7.49   April        4.88    April       4.13
May         14 3/8   May         59 27/32 May           54.15  May          5.66   May          5.75    May         3.59
June        15 3/32  June        83 11/32 June          38.00  June         4.19   June         5.17    June        3.70
July        16 7/8   July        71 1/16  July          33.14  July         4.03   July         5.76    July        2.82
August      17 9/16  August     110 27/32 August        17.12  August       4.05   August       6.50    August      1.82
September   18 1/4   September  122 13/16 September     10.29  September    2.97   September    5.86    September   1.98
October     17 5/8   October    105 1/8   October       16.26  October      3.68   October      6.41
November    21 31/32 November    75 15/16 November      17.75  November     6.65   November     7.08
December    28 3/4   December    81 1/4   December      14.31  December     5.14   December     6.56

         The closing price on October 20, 2004 was $2.19.




                           CISCO SYSTEMS, INC. (CSCO)

          Cisco Systems, Inc. manufactures, sells and provides support for networking and communications products which link computer networks both internally and externally, and provides worldwide networking capability for the Internet. Cisco produces a range of products which connect computing devices to networks and connect networks with each other. Cisco provides routing products, which connect companies' private networks together, switches to control network data traffic, services to access networks from any location, network development and design. Cisco markets its products worldwide through channels including its own direct sales force, distributors, value-added resellers, service providers and system integrators. In January 2004, the Company acquired Latitude Communications, Inc. and in February 2004, it acquired Andiamo Systems, Inc.

            Closing                Closing              Closing             Closing              Closing             Closing
   1999      Price       2000       Price      2001      Price     2002      Price     2003       Price      2004     Price
--------- ----------- ---------- ---------- ---------- --------- -------- ---------- -------- ------------ -------- -----------
January     27 57/64   January     54 3/4    January     37.44   January     19.80   January      13.37    January     25.71
February    24 29/64   February    66 3/32   February    23.69   February    14.27   February     13.98    February    23.16
March       27 25/64   March       77 5/16   March       15.81   March       16.93   March        12.98    March       23.57
April       28 33/64   April       69 21/64  April       16.98   April       14.65   April        15.00    April       20.91
May         27 1/4     May         56 15/16  May         19.26   May         15.78   May          16.41    May         22.37
June        32 1/4     June        63 9/16   June        18.20   June        13.95   June         16.79    June        23.70
July        31 1/16    July        65 7/16   July        19.22   July        13.19   July         19.49    July        20.92
August      33 29/32   August      68 5/8    August      16.33   August      13.82   August       19.14    August      18.76
September   34 9/32    September   55 1/4    September   12.18   September   10.48   September    19.59    September   18.10
October     37         October     53 7/8    October     16.92   October     11.18   October      20.93
November    44 19/32   November    47 7/8    November    20.44   November    14.92   November     22.70
December    53 9/16    December    38 1/4    December    18.11   December    13.10   December     24.23

         The closing price on October 20, 2004 was $18.45.

                                DELL INC. (DELL)

          Dell Inc. develops, manufacturers and markets computing products and services including desktop and notebook computers, network servers, storage products, hardware and software. Dell's customers include corporations, institutions, organizations and individual consumers. Dell also offers a portfolio of services that help maximize information technology (IT). Dell offers services such as custom-designed computer systems, telephone and online technical support and on-site product service, as well as financial services to business and consumer customers in the United States. Dell markets and sells its products and services directly to its customers.

             Closing               Closing              Closing              Closing                Closing               Closing
   1999       Price      2000       Price      2001      Price      2002      Price       2003       Price      2004       Price
---------- ---------- ---------- ----------- -------- ---------- --------- ----------- --------- ----------- ---------- -----------
January      50        January     38 7/16   January     26.13    January     27.49     January     23.86     January      33.44
February     40 1/16   February    40 13/16  February    21.88    February    24.69     February    26.96     February     32.65
March        40 7/8    March       53 15/16  March       25.69    March       26.11     March       27.31     March        33.62
April        41 3/16   April       50 1/8    April       26.24    April       26.34     April       28.98     April        34.78
May          34 7/16   May         43 1/8    May         24.36    May         26.85     May         31.37     May          35.24
June         37        June        49 5/16   June        26.15    June        26.14     June        31.84     June         35.82
July         40 7/8    July        43 15/16  July        26.93    July        24.93     July        33.68     July         35.47
August       48 13/16  August      43 5/8    August      21.38    August      26.62     August      32.62     August       34.84
September    41 13/16  September   30 13/16  September   18.53    September   23.51     September   33.42     September    35.60
October      40 1/8    October     29 1/2    October     23.98    October     28.61     October     36.00
November     43        November    19 1/4    November    27.93    November    28.60     November    34.57
December     51        December    17 7/16   December    27.18    December    26.74     December    33.98

         The closing price on October 20, 2004 was $35.37.




                              EMC CORPORATION (EMC)

          EMC Corporation designs, manufactures, markets and supports business storage hardware and software products and systems server products. EMC's system and software are used by businesses to retrieve data from their own computer systems and act as a central repository for the information. EMC's products allow a customer whose network is based on a variety of different hardware and software systems to manage, share, protect and store its critical information. The Company operates in four segments: information storage products, Documentum products and services, LEGATO products and services, and information storage services. EMC markets and sells its products through its own direct sales force, distributors, resellers and original equipment manufacturers.

           Closing               Closing              Closing             Closing            Closing               Closing
   1999     Price      2000       Price      2001      Price     2002      Price     2003     Price      2004       Price
--------- --------- --------- ------------ -------- ---------- -------- ---------- -------- --------- ---------- -----------
January    27 7/32   January     53 5/8    January     75.99   January     16.40   January     7.70     January      14.04
February   25 19/32  February    59 1/2    February    39.76   February    10.92   February    7.39     February     14.32
March      31 15/16  March       63        March       29.40   March       11.92   March       7.23     March        13.61
April      27 15/64  April       69 3/4    April       39.60   April        9.14   April       9.09     April        11.16
May        25 7/64   May         58 5/32   May         31.60   May          7.25   May        10.82     May          11.24
June       27 1/2    June        77        June        29.25   June         7.55   June       10.47     June         11.40
July       30 7/32   July        85 5/8    July        19.72   July         7.50   July       10.64     July         10.97
August     29 15/16  August      98        August      15.46   August       6.76   August     12.75     August       10.77
September  35 11/16  September   99 1/2    September   11.75   September    4.57   September  12.63     September    11.54
October    36 1/2    October     89 1/16   October     12.32   October      5.11   October    13.84
November   41 27/32  November    74 3/8    November    16.79   November     7.33   November   13.75
December   54 5/8    December    66 1/2    December    13.44   December     6.14   December   12.92

         The closing price on October 20, 2004 was $12.61.

                          EXTREME NETWORKS, INC. (EXTR)

          Extreme Networks, Inc. develops and markets infrastructure equipment for corporate, government, education and health care enterprises and metropolitan telecommunications services providers. The Company's range of products share a common hardware, software and network management architecture that are based on industry-standard routing and network management protocols. Extreme Networks' switches are designed to allow faster network access as well as increase a network's capacity and adaptability. Extreme Networks relies on resellers, distributors, and to a lesser extent, original equipment manufacturers and its own sales force, to market and sell its products.

            Closing                Closing               Closing             Closing             Closing             Closing
   1999      Price       2000       Price       2001      Price     2002      Price     2003      Price     2004      Price
--------- ----------- ---------- ----------- ---------- --------- --------- --------- -------- ----------- ------ -------------
January    *           January     42 5/16    January     47.63   January      13.94  January       4.09  January       8.49
February   *           February    55 5/8     February    22.61   February      6.29  February      4.70  February      8.05
March      *           March       39 1/2     March       15.21   March        10.40  March         4.33  March         7.21
April      27 23/32    April       28 13/16   April       32.90   April         8.99  April         4.23  April         5.53
May        21 5/16     May         24 7/16    May         29.60   May          12.28  May           6.03  May           5.32
June       29 1/32     June        52 3/4     June        29.50   June         10.09  June          5.26  June          5.52
July       24 3/8      July        69 53/64   July        28.03   July         10.40  July          6.12  July          5.42
August     31 31/32    August      93 1/16    August      15.97   August        9.43  August        6.89  August        4.65
September  31 21/32    September  114 1/2     September    6.91   September     4.21  September     6.32  September     4.45
October    40 5/32     October     82 15/16   October     11.69   October       4.21  October       8.60
November   33 3/16     November    51 3/8     November    15.83   November      4.51  November      9.81
December   41 3/4      December    39 1/8     December    12.90   December      3.27  December      7.21

         The closing price on October 20, 2004 was $5.31.





                          FOUNDRY NETWORKS, INC. (FDRY)

          Foundry Networks, Inc. designs, develops, manufactures and markets next-generation networking products which control network traffic on the various types of networks used by businesses, educational institutions, government agencies, and Internet service providers. Foundry's switches and accompanying networking products are designed to meet the needs of Layer 2 to 7 switching, increase the speed and capacity of networks and to maximize the efficiency of networks by enabling them to distinguish between and prioritize different types of network traffic. Foundry's products include Internet core routers, Gigabit Ethernet edge switches, Gigabit core switches and Gigabit Ethernet intelligent network service switches for server farms. Foundry markets and sells its products through its own direct sales force, resellers and an original equipment manufacturer.

                Closing               Closing               Closing              Closing             Closing             Closing
    1999         Price      2000       Price       2001      Price      2002      Price     2003      Price     2004      Price
------------ ------------ -------- ------------ --------- ---------- ---------- --------- -------- ---------- -------- -----------
January            *      January    134 11/16   January     23.50   January        7.72  January      8.30   January     23.89
February           *      February   139 11/16   February    11.50   February       5.62  February     8.87   February    23.60
March              *      March      143 3/4     March        7.50   March          7.19  March        8.04   March       17.17
April              *      April       91         April       14.85   April          5.69  April       10.89   April       11.30
May                *      May         63 1/16    May         17.55   May            6.59  May         15.29   May         12.34
June               *      June       110 7/8     June        19.98   June           7.03  June        14.27   June        14.07
July               *      July        81 13/16   July        21.06   July           7.55  July        18.04   July        10.26
August             *      August      93 1/16    August      10.95   August         8.75  August      19.41   August       9.12
September       63        September   66 15/16   September    6.05   September      5.48  September   21.50   September    9.49
October         94 3/4    October     66 7/16    October      9.76   October        7.07  October     23.21
November       117 9/16   November    36 7/8     November    10.00   November      10.00  November    26.21
December       150 27/32  December    15         December     8.15   December       7.04  December    27.33

         The closing price on October 20, 2004 was $10.46.

                               GATEWAY, INC. (GTW)

          Gateway, Inc. directly markets and supports personal computers and related products and services. Gateway's products include desktop and portable personal computers, servers, workstations and digital media personal computers, which are computers that offer entertainment functions and personal computing activities in one product. Gateway also provides Internet access to individuals and businesses. Gateway markets and sells its products using direct marketing to its customers through telephone orders, the Internet and Gateway retail stores. In March 2004, the Company acquired privately held eMachines, Inc., a PC company.

            Closing               Closing              Closing             Closing            Closing              Closing
  1999       Price      2000       Price       2001     Price      2002     Price     2003     Price      2004      Price
-------- ------------ -------- ------------ --------- --------- --------- --------- -------- ---------- -------- -----------
January     38 5/8    January     61 3/16    January    21.24    January    5.21    January     2.62    January      4.72
February    36 11/32  February    68 3/4     February   17.20    February   4.60    February    2.18    February     5.43
March       34 9/32   March       55         March      16.81    March      6.32    March       2.36    March        5.28
April       33 3/32   April       55 5/16    April      19.00    April      5.48    April       2.88    April        4.82
May         30 13/32  May         49 1/2     May        16.70    May        5.36    May         3.34    May          4.05
June        29 17/32  June        57         June       16.45    June       4.44    June        3.65    June         4.50
July        38 1/16   July        55 3/16    July       10.49    July       3.40    July        5.11    July         4.50
August      48 15/32  August      68 7/64    August      8.97    August     3.50    August      5.77    August       4.39
September   44        September   48 1/4     September   5.45    September  2.97    September   5.66    September    4.95
October     66 1/16   October     51 39/64   October     5.65    October    3.00    October     5.04
November    76 3/8    November    19         November    9.40    November   3.81    November    4.46
December    72 1/16   December    17 63/64   December    8.04    December   3.14    December    4.60

         The closing price on October 20, 2004 was $5.40.




                          HEWLETT-PACKARD COMPANY (HPQ)

          Hewlett-Packard Company designs and manufactures products, technologies, solutions and services equipment and systems. Hewlett-Packard products include personal computers, access devices, printers, calculators, medical electronic equipment, handheld devices, monitors and projectors. Hewlett-Packard's services include information technology infrastructure, systems integration, network systems, global services, management consulting and support and maintenance for its products. Hewlett-Packard markets its products and services through its own direct sales operations; however, the majority of its sales and marketing is handled through third-party channels such as retailers, dealers and value-added resellers.

             Closing                Closing               Closing               Closing             Closing              Closing
   1999       Price       2000       Price       2001      Price       2002      Price     2003      Price       2004     Price
--------- ------------ ---------- ----------- ---------- ---------- ---------- --------- -------- ----------- --------- ----------
January      39 3/16    January     54 1/8     January     36.85    January     22.11    January     17.41    January     23.79
February     33 7/32    February    67 1/4     February    28.85    February    20.12    February    15.85    February    22.71
March        33 29/32   March       66 9/32    March       31.27    March       17.94    March       15.55    March       22.84
April        39 7/16    April       67 1/2     April       28.43    April       17.10    April       16.30    April       19.70
May          47 5/32    May         60 3/32    May         29.32    May         19.09    May         19.50    May         21.24
June         50 1/4     June        62 7/16    June        28.60    June        15.28    June        21.30    June        21.10
July         52 11/32   July        54 19/32   July        24.66    July        13.86    July        21.17    July        20.15
August       52 11/16   August      60 21/64   August      23.21    August      13.43    August      19.93    August      17.89
September    45 3/8     September   48 3/4     September   16.05    September   11.67    September   19.36    September   18.75
October      37 3/32    October     46 1/2     October     16.83    October     15.80    October     22.31
November     47 7/16    November    31 5/8     November    21.99    November    19.48    November    21.74
December     56 7/8     December    31 9/16    December    20.54    December    17.36    December    22.97

         The closing price on October 20, 2004 was $18.23.

                INTERNATIONAL BUSINESS MACHINES CORPORATION (IBM)

          International Business Machines Corporation is an information technology company that develops, manufactures and markets information processing products, computer services, hardware, software, network systems and network management services. IBM's business is divided into several main segments including technology, systems, products, services, software and financing. IBM operates in more than 150 countries and markets and sells its products through its worldwide sales and distribution organization and through third-party distributors and resellers. IBM's clients include a wide range of private enterprises as well as governments.

             Closing               Closing                Closing              Closing              Closing               Closing
   1999       Price      2000       Price       2001       Price       2002     Price       2003     Price      2004       Price
---------- ---------- --------- ------------ ---------- ----------- --------- --------- ----------- -------- --------- ------------
January      91 5/8    January    112 1/4     January     112.00     January   107.89    January     78.20    January      99.23
February     84 7/8    February   102 3/4     February     99.90     February   98.12    February    77.95    February     96.50
March        88 5/8    March      118         March        96.18     March     104.00    March       78.43    March        91.84
April       104 19/32  April      111 1/2     April       115.14     April      83.76    April       84.90    April        88.17
May         116        May        107 5/16    May         111.80     May        79.35    May         88.04    May          88.59
June        129 1/4    June       109 9/16    June        113.50     June       72.00    June        82.50    June         88.15
July        125 11/16  July       112 1/4     July        105.21     July       70.40    July        81.25    July         87.07
August      124 9/16   August     132         August       99.95     August     75.38    August      82.01    August       84.69
September   121        September  112 5/8     September    91.72     September  58.31    September   88.33    September    85.74
October      98 1/4    October     98 1/2     October     108.07     October    78.94    October     89.48
November    103 1/16   November    93 1/2     November    115.59     November   86.92    November    90.54
December    107 7/8    December    85         December    120.96     December   77.50    December    92.68

         The closing price on October 20, 2004 was $88.82.




                          JUNIPER NETWORKS, INC. (JNPR)

          Juniper Networks, Inc. manufactures and markets network infrastructure solutions such as backbone routers and software, which are products specifically designed for the Internet to transmit data from its source to the user. Juniper's network infrastructure solutions are designed to accommodate the increasing size and scope of the Internet and its major customers include Internet service providers and telecommunications service providers. Juniper's principal product is the M40 Internet backbone router. Juniper sells its routers primarily though its own direct sales force and an original equipment manufacturer. In April 2004, the Company acquired NetScreen Technologies, Inc.

            Closing               Closing              Closing              Closing              Closing              Closing
   1999      Price      2000       Price       2001     Price       2002     Price      2003      Price       2004     Price
--------- ---------- --------- ------------ --------- --------- ---------- --------- --------- ---------- ----------- --------
January        *      January     67 21/32   January   105.94    January    15.32     January      8.77    January     28.83
February       *      February   137 5/32    February   64.56    February    9.32     February     8.99    February    25.87
March          *      March      131 25/32   March      37.96    March      12.62     March        8.17    March       26.02
April          *      April      106 11/32   April      59.03    April      10.11     April       10.24    April       21.88
May            *      May         87 19/32   May        42.53    May         9.27     May         13.81    May         20.95
June        24 53/64  June       145 9/16    June       31.10    June        5.65     June        12.47    June        24.57
July        27 5/64   July       142 7/16    July       25.69    July        8.00     July        14.43    July        22.96
August      34 11/64  August     213 3/4     August     14.00    August      7.27     August      17.21    August      22.89
September   30 11/32  September  218 15/16   September   9.70    September   4.80     September   15.00    September   23.60
October     45 15/16  October    195         October    22.19    October     5.82     October     18.00
November    46 3/16   November   124 5/8     November   24.58    November    6.80     November    18.87
December    56 43/64  December   126 1/16    December   18.95    December    9.74     December    18.68

         The closing price on October 20, 2004 was $23.96.

                           MCDATA CORPORATION (MCDTA)

          McDATA Corporation is a provider of high availability storage area network solutions (integrating platforms, networks, protocols and locations) that enable enterprises to connect and centrally manage large numbers of storage and networking devices. McDATA's products enable business enterprises worldwide to cost-effectively manage growth in storage capacity requirements, improve the networking performance of their servers and storage systems, and scale the size and scope of their information infrastructure while allowing them to operate data-intensive applications. McDATA sells its products through original equipment manufacturers and resellers, including EMC and IBM, as well as systems integrators.

             Closing             Closing             Closing              Closing             Closing             Closing
   1999       Price     2000      Price     2001      Price      2002      Price     2003      Price     2004      Price
---------- ---------- -------- ----------- ------- ---------- --------- ---------- -------- ---------- --------- ----------
January         *     January       *     January       *      January     24.80   January       7.89  January       8.79
February        *     February      *     February    17.88    February    15.76   February      8.30  February      8.05
March           *     March         *     March       18.88    March       11.87   March         8.59  March         7.04
April           *     April         *     April       22.83    April        6.79   April        10.60  April         5.33
May             *     May           *     May         25.36    May          8.65   May          13.45  May           4.75
June            *     June          *     June        17.55    June         8.81   June         14.65  June          5.38
July            *     July          *     July        18.15    July        10.72   July         10.76  July          5.15
August          *     August        *     August      14.28    August       9.57   August       10.14  August        5.16
September       *     September     *     September    8.39    September    5.43   September    11.93  September     5.03
October         *     October       *     October     14.71    October      6.58   October      10.37
November        *     November      *     November    25.11    November     8.72   November     10.65
December        *     December      *     December    24.50    December     7.10   December      9.53

         The closing price on October 20, 2004 was $6.15.




                         NETWORK APPLIANCE, INC. (NTAP)

          Network Appliance, Inc. provides enterprise network and data management solutions, such as systems products and appliance- and server- based software. Network Appliance's major products include fabric-attached storage appliances, known as filers, which improve the storage and accessibility of data, and Internet caching appliances which store or "cache" frequently accessed data close to the end user in order to minimize the delay experienced by the user in accessing information on the Internet. Network Appliance's filers provide its business, database and e-commerce customers with data protection and management capabilities by providing data backup and replication and disaster recovery. Network Appliance uses its own direct sales force and value-added resellers to market and sell its products.

            Closing               Closing                Closing              Closing             Closing              Closing
    1999     Price      2000       Price       2001       Price       2002     Price      2003     Price       2004     Price
---------- --------- ---------- ----------- ---------- ----------- --------- --------- --------- --------- ---------- ----------
January     13 1/4    January     50 3/16    January     53.63     January    17.95     January    10.81    January     22.38
February    10 1/2    February    94 3/8     February    29.75     February   15.99     February   10.62    February    21.66
March       12 21/32  March       82 3/4     March       16.81     March      20.38     March      11.19    March       21.53
April       12 37/64  April       73 15/16   April       22.75     April      17.45     April      13.26    April       18.61
May         11 51/64  May         64 9/16    May         18.60     May        13.01     May        17.03    May         19.80
June        13 31/32  June        80 1/2     June        13.70     June       12.44     June       16.08    June        21.53
July        13 5/8    July        86 3/16    July        12.48     July        8.46     July       15.98    July        19.29
August      16 27/64  August     117         August      12.96     August      9.54     August     22.36    August      20.07
September   17 29/32  September  127 3/8     September    6.80     September   7.33     September  20.53    September   23.05
October     18 1/2    October    119         October     13.30     October     8.97     October    24.69
November    29 27/64  November    49 3/8     November    15.43     November   13.87     November   23.12
December    41 17/32  December    64 3/16    December    21.87     December   10.00     December   20.44

         The closing price on October 20, 2004 was $23.65.

                                ROXIO INC. (ROXI)

          Roxio, Inc. is a provider of digital media software solutions that enable individuals to create, manage, customize, share, archive and move music, photos, video and data onto recordable CDs and DVDs. Roxio's principal software products are its Easy CD Creator and Toast families of CD recording software and its GoBack system recovery software. Roxio also provides a paid online music service under the Napster brand. Roxio distributes its products primarily through PC and CD recordable drive manufacturers, distributors and strategic partners.

             Closing             Closing             Closing              Closing             Closing             Closing
   1999       Price     2000      Price     2001      Price      2002      Price     2003      Price     2004      Price
--------- ----------- --------- --------- --------- --------- --------- ---------- -------- ---------- -------- -----------
January         *     January       *     January       *      January     16.11   January       4.61  January       4.50
February        *     February      *     February      *      February    17.00   February      4.50  February      3.60
March           *     March         *     March         *      March       22.69   March         6.20  March         4.47
April           *     April         *     April         *      April       21.25   April         5.22  April         3.94
May             *     May           *     May         11.60    May         16.75   May           6.73  May           4.46
June            *     June          *     June        13.00    June         7.20   June          6.50  June          4.91
July            *     July          *     July        15.55    July         4.81   July          7.76  July          4.45
August          *     August        *     August      18.15    August       4.10   August        9.77  August        3.48
September       *     September     *     September   15.20    September    3.03   September     8.68  September     5.14
October         *     October       *     October     12.83    October      3.06   October      10.21
November        *     November      *     November    14.48    November     5.55   November      5.40
December        *     December      *     December    16.55    December     4.77   December      4.80

         The closing price on October 20, 2004 was $5.15.




                          SUN MICROSYSTEMS, INC. (SUNW)

          Sun Microsystems, Inc. develops, markets and services network computing products for the Internet and for companies' private networks. Sun Microsystems' products are based on open industry standards, which are applications available to users for little or no charge, and include computer systems, workstations, servers, high-speed microprocessors, storage, software and associated services. Sun Microsystems' technologies include its Java software, which allows a user to access Internet applications regardless of the hardware or software that its system uses, and its Solaris Operating Environment, which is an operating system which can support numerous applications, such as electronic commerce operations and database management technology. Sun Microsystems operates globally, and markets and sells its products through its own direct sales force and third-party distributors and resellers.

             Closing             Closing             Closing             Closing              Closing             Closing
   1999       Price     2000      Price     2001      Price     2002      Price      2003      Price     2004      Price
--------- ----------- --------- --------- -------- ---------- --------- ---------- --------- --------- --------- ----------
January       13.97   January      39.28  January     30.56   January       10.76  January      3.09   January      5.29
February      12.16   February     47.63  February    19.88   February       8.51  February     3.44   February     5.31
March         15.63   March        46.85  March       15.37   March          8.82  March        3.26   March        4.17
April         14.95   April        45.97  April       17.12   April          8.18  April        3.31   April        3.90
May           14.94   May          38.31  May         16.47   May            6.89  May          4.35   May          4.17
June          17.22   June         45.47  June        15.72   June           5.01  June         4.65   June         4.33
July          16.97   July         52.72  July        16.29   July           3.92  July         3.76   July         3.95
August        19.88   August       63.47  August      11.45   August         3.69  August       3.90   August       3.87
September     23.25   September    58.38  September    8.27   September      2.59  September    3.31   September    4.04
October       26.45   October      55.44  October     10.15   October        2.96  October      3.95
November      33.06   November     38.03  November    14.24   November       4.29  November     4.26
December      38.72   December     27.88  December    12.30   December       3.11  December     4.47

         The closing price on October 20, 2004 was $4.02.

                         SYCAMORE NETWORKS, INC. (SCMR)

          Sycamore Networks, Inc. develops and markets intelligent optical networking products that enable telecommunications service providers to cost-effectively transform the capacity created by their fiber-optic networks into an infrastructure that can deliver high bandwidth to support a broad range of telecommunications services. The Company's software-based intelligent optical switching products are designed to enable service providers to leverage their optical network infrastructure to deliver a broad range of end-to-end services to meet the bandwidth intensive needs of data applications. Sycamore also offers engineering, furnishing, installation and testing services, as well as customer support. Sycamore markets its products worldwide through its own direct sales force.

             Closing               Closing               Closing               Closing             Closing               Closing
    1999      Price      2000       Price      2001       Price       2002      Price      2003     Price      2004       Price
----------- --------- ---------- ---------- ---------- ---------- ----------- --------- --------- --------- ---------- -----------
January         *      January    106 21/64  January     35.25     January      4.71     January     3.09    January       5.59
February        *      February   148        February    18.13     February     3.49     February    3.06    February      4.70
March           *      March      129        March       10.00     March        3.95     March       3.05    March         4.08
April           *      April       78 1/2    April        9.52     April        3.38     April       3.23    April         3.70
May             *      May         83 5/8    May         10.13     May          3.59     May         4.21    May           4.41
June            *      June       110 3/8    June         9.32     June         3.86     June        3.82    June          4.23
July            *      July       123 5/16   July         7.00     July         2.80     July        4.13    July          3.74
August          *      August     137 1/2    August       5.61     August       2.85     August      4.22    August        3.81
September       *      September  108        September    3.48     September    2.35     September   4.90    September     3.78
October      71 2/3    October     63 1/4    October      4.41     October      2.50     October     5.03
November     74        November    41 7/16   November     5.24     November     3.10     November    5.33
December    102 43/64  December    37 1/4    December     5.36     December     2.89     December    5.22

         The closing price on October 20, 2004 was $3.65.




                            UNISYS CORPORATION (UIS)

          Unisys Corporation is a global information technology company that develops and markets high-end network equipment designed for use in the finance and banking, communication, travel and other industries. Its solutions are used by a private and public entities, including the United States federal government, for a variety of electronic commerce operations. Unisys's technology segment offers servers, desktop and notebook computers, monitors and storage products. Unisys's services segment offers systems integration and maintenance services to design systems using network and systems hardware and software designed by different companies. It also offers network consulting, integration and management services. These integration services include adapting information technology to support a particular customer's business operations. Unisys markets and sells its products primarily through its own direct sales force.

              Closing               Closing              Closing               Closing               Closing               Closing
   1999        Price      2000       Price      2001      Price      2002       Price      2003       Price      2004       Price
---------- ------------ -------- ------------ -------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
January       33 1/8    January     31 7/8    January     17.15    January     12.50     January       9.32    January      13.84
February      29 13/16  February    29 7/8    February    16.38    February    11.10     February      9.26    February     14.13
March         27 11/16  March       25 11/16  March       14.00    March       12.63     March         9.26    March        14.28
April         31 7/16   April       23 3/16   April       12.04    April       13.50     April        10.40    April        13.03
May           37 15/16  May         27 1/8    May         11.94    May         10.52     May          11.29    May          13.56
June          38 15/16  June        14 9/16   June        14.71    June         9.00     June         12.28    June         13.88
July          40 13/16  July         9 13/16  July        11.45    July         7.52     July         12.26    July         10.24
August        43        August      13        August      11.82    August       8.90     August       12.98    August       10.04
September     45 1/8    September   11 1/4    September    8.66    September    7.00     September    13.53    September    10.32
October       22 9/16   October     12 3/4    October      8.93    October      8.94     October      15.36
November      28 3/4    November    12 3/16   November    11.90    November    11.20     November     16.32
December      31 15/16  December    14 5/8    December    12.54    December     9.90     December     14.85

         The closing price on October 20, 2004 was $10.34.

                       VERITAS SOFTWARE CORPORATION (VRTS)

          Veritas Software Corporation develops and markets storage software products and services that operate across a variety of computing environments, from personal computers and workgroup servers to enterprise servers and networking platforms. Veritas' products and services are designed to offer businesses protection against data loss and file corruption, allow for rapid recovery following disk, or computer failure, provide high availability and assist in managing data distributed over large networks or computer systems. Veritas markets its products and services to end users either directly or through value-added resellers, hardware distributors, application software vendors and system integrators. In January 2004, Veritas acquired Ejasent, Inc.

             Closing               Closing               Closing              Closing               Closing                Closing
    1999      Price      2000       Price      2001       Price     2002       Price      2003       Price       2004       Price
----------- ---------- --------- ----------- --------- ---------- --------- ---------- ---------- ----------- ---------- -----------
January      18 37/64  January     97 1/4    January     94.88    January     42.55     January     18.25      January     33.00
February     15 25/32  February   131 59/64  February    64.94    February    35.49     February    17.03      February    30.55
March        17 15/16  March      131        March       46.24    March       43.83     March       17.59      March       26.91
April        15 25/32  April      107 9/32   April       59.61    April       28.34     April       22.07      April       26.66
May          19 39/64  May        116 1/2    May         65.91    May         22.67     May         27.43      May         26.60
June         21 3/32   June       113 1/32   June        66.53    June        19.79     June        28.82      June        27.79
July         24 15/16  July       101 15/16  July        42.41    July        16.83     July        30.77      July        19.06
August       26 21/64  August     120 9/16   August      28.72    August      16.19     August      34.52      August      16.72
September    33 3/4    September  142        September   18.44    September   14.67     September   31.52      September   17.80
October      47 15/16  October    141 1/64   October     28.38    October     15.25     October     36.08
November     61 3/64   November    97 9/16   November    38.89    November    18.18     November    38.02
December     95 27/64  December    87 1/2    December    44.83    December    15.62     December    37.02

         The closing price on October 20, 2004 was $20.54.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------









                                   [GRAPHIC]









                        1,000,000,000 Depositary Receipts

                      Internet Architecture HOLDRS(SM) Trust






                             ---------------------
                                   PROSPECTUS
                             ---------------------









                                October 25, 2004










--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

          The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

          See Exhibit Index.


Item 17. Undertakings.

          The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                              (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                              (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on October 25, 2004.


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                          INCORPORATED


                                       By:               *
                                             -----------------------------------
                                             Name:  John J. Fosina
                                             Title: Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated below on October 25, 2004.

                      Signature                                Title
                      ---------                                -----

                          *                          Chief Executive Officer,
-----------------------------------------------
                   James P. Gorman                   Chairman of the Board


                          *                          Director
-----------------------------------------------
                     Do Woo Kim


                          *                          Director
-----------------------------------------------
                  Carlos M. Morales


                          *                          Director
-----------------------------------------------
                Candace E. Browning


                          *                          Chief Financial Officer
-----------------------------------------------
                   John J. Fosina


                          *                          Controller
-----------------------------------------------
                   Joseph F. Regan


          *By: /s/ Mitchell M. Cox                   Attorney-in-Fact
               ----------------------------
                   Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------
  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Internet Architecture HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Internet Architecture HOLDRS Receipts, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on February 10, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on February 3, 2000 as an exhibit to the registration statement filed on Form S-1 for Internet Architecture HOLDRS.

  *24.2 Power of Attorney of Dominic A. Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Internet Architecture HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

   24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.

------------------
* Previously filed.